                                                                       EXHIBIT 5

                            Moore & Van Allen, PLLC
                               Attorneys at Law
                       100 North Tryon Street, Floor 47
                     Charlotte, North Carolina 28202-4003
                                 (704)331-1000

                               September 1, 2000

Red Hat, Inc.
2600 Meridian Parkway
Durham, NC 27713

         Re:      Registration Statement On Form S-8

Ladies and Gentlemen:

         We are acting as counsel for Red Hat, Inc., a Delaware corporation (the "Company"), in connection with the registration on a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of the offer and sale of up to 64,246 shares of Common Stock, par value $.0001 per share, of the Company (the "Shares") to be issued upon the exercise of options outstanding under the WireSpeed Communications Corporation Stock Option Plan, as amended and assumed by the Company in connection with its acquisition of WireSpeed Communications Corporation on July 27, 2000 (the "Plan").

         In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon, originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth herein, including, without limitation, (a) the Plan,
(b) the Company's Third Amended and Restated Certificate of Incorporation, as amended, (c) the Company's Amended and Restated By-laws, as amended, (d) a specimen of the form of certificate evidencing the Shares and (e) the minute books and stock records of the Company.

         Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized and, when issued and delivered pursuant to the terms of the Plan and the terms of any agreement relating to any of the options granted thereunder, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ MOORE & VAN ALLEN, PLLC

                                                     MOORE & VAN ALLEN, PLLC